INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 30, 2000 appearing in the Annual Report on Form 10-KSB of Environmental Oil Processing Technology Corporation (formerly TMI Holdings Corporation) for the year ended December 31, 1999.






HJ & Associates, LLC
(formerly Jones, Jensen & Company)
Salt Lake City, Utah
January 8, 2001